Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-4 of our report dated August 25, 2022, with respect to our audit of the combined carve-out statements of financial position of Logflex MT Holding Limited as of December 31, 2021, 2020 and 2019, and the related combined carve-out statements of profit or loss and comprehensive income, changes in deficit and cash flows for each of the years in the two-year period ended December 31, 2021, including the related notes.

We hereby consent to the inclusion in this Registration Statement on Form F-4 of our report dated December 17, 2021, with respect to our audit of the combined carve-out statements of financial position of Logflex MT Holding Limited as of December 31, 2020 and 2019, and the related combined carve-out statements of profit or loss and comprehensive income, changes in equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 2020, including the related notes.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Friedman LLP

Marlton, New Jersey

September 9, 2022